EXHIBIT 10.32

JOINT AND SEVERAL GUARANTY

This Joint and Several Guaranty (this “Guaranty”) is dated as of December 19, 2006, and is executed by each of the parties listed as a Guarantor on the signature pages hereto (collectively, the “Guarantors”) and CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company is the owner, directly or indirectly, of 100% of the outstanding capital stock or similar equity interests of each of the Guarantors (except for directors’ qualifying shares, if any, and 9.9% of the outstanding shares of RATI Holding, Inc.);

WHEREAS, the Company and each of the Purchasers listed on Schedule A to the Note Purchase Agreement (defined below) (collectively, the “Purchasers”) have entered into a Note Purchase Agreement dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Purchasers have agreed to purchase from the Company, and the Company has agreed to sell to the Purchasers, (i) $35,000,000 aggregate principal amount of the Company’s senior notes designated as “6.09% Series A Senior Notes due December 19, 2016” (as may be amended, supplemented or otherwise modified from time to time, the “Series A Notes”) and (ii) $25,000,000 aggregate principal amount of the Company’s senior notes designated as “6.21% Series B Senior Notes due December 19, 2021” (as may be amended, supplemented or otherwise modified from time to time, the “Series B Notes” and, together with the Series A Notes, the “Notes”); and

WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Notes under the Note Purchase Agreement that the Company and each Guarantor shall have executed and delivered this Guaranty;

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to purchase the Notes under the Note Purchase Agreement, the Guarantors and the Company, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

Section 1.1. Definitions.

(a)	When used herein, the following terms shall have the following meanings:

“Company” has the meaning specified in the introduction to this Guaranty.

“Guaranteed Obligations” means, collectively, all obligations, liabilities and indebtedness of every nature of the Company from time to time owing to the Purchasers or any other holder of Notes under the Operative Documents, including (a) all obligations of the Company under the Operative Documents to pay principal, premium and interest in respect of the Notes, (b) all obligations of the Company under the Operative Documents to reimburse or indemnify the Purchasers or any other Indemnitee and (c) all obligations of the Company to pay fees and expenses pursuant to the Operative Documents.

“Guarantor Claims” has the meaning specified in Section 6.1 hereof.

“Guarantors” has the meaning specified in the introduction to this Guaranty.

“Guaranty” means this Guaranty, as amended, supplemented or modified from time to time.

“Highest Lawful Rate” means the maximum nonusurious rate of interest permitted to be charged by applicable federal or state law (whichever shall permit the higher lawful rate, without conflict with other applicable federal or state laws) from time to time in effect. The parties agree that, insofar as the provisions of Chapter 306 of the Texas Finance Code are at any time applicable to the determination of the Highest Lawful Rate, the Highest Lawful Rate shall be the “applicable ceiling” (as such term is used in such Chapter 306) from time to time in effect, provided that, to the extent permitted by such Chapter 306, each holder of Notes may from time to time by notice to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future amounts outstanding under the Notes held by such holder.

“Legal Requirements” means any and all (a) applicable constitutional provisions, laws (statutory, administrative, judicial or otherwise, including those established pursuant to common law or equity) ordinances, treaties, rules, codes, standards and regulations (or any interpretation of any of the foregoing), whether foreign or domestic, including, without limitation, the Anti-Terrorism Order, the USA Patriot Act and Environmental Laws, (b) judgments, orders, injunctions and decrees, (c) licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, and (d) contracts with Governmental Authorities relating to compliance with the items described in (a), (b) or (c) above.

“Note Purchase Agreement” has the meaning specified in the recitals to this Guaranty.

“Notes” has the meaning specified in the recitals to this Guaranty.

“Operative Documents” means the Note Purchase Agreement, the Notes and all other instruments and documents now or hereafter executed and delivered by the Company or any Guarantor pursuant to the Note Purchase Agreement or otherwise in connection with, or as security for, the indebtedness evidenced by the Notes, provided that this Guaranty shall not constitute an Operative Document.

“Purchasers” has the meaning specified in the recitals to this Guaranty.

“Series A Notes” has the meaning specified in the recitals to this Guaranty.

“Series B Notes” has the meaning specified in the recitals to this Guaranty.

(b) All capitalized terms used herein which are defined in the Note Purchase Agreement shall have the respective meanings assigned to them therein except as otherwise provided herein or unless the context otherwise requires.

Section 1.2. Interpretation.

(a) In this Guaranty, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any gender includes each other gender;

(iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;

(iv) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Guaranty and the Note Purchase Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Guaranty and the Note Purchase Agreement;

(v) reference to any Operative Document means such Operative Document as amended, supplemented or modified from time to time in accordance with the terms of the Note Purchase Agreement;

(vi) reference to this Guaranty means this Guaranty as amended, supplemented or modified from time to time in accordance with the terms hereof and of the Note Purchase Agreement;

(vii) reference to any Note includes any note issued pursuant to the Note Purchase Agreement in renewal, rearrangement, reinstatement, enlargement, amendment, modification, extension, substitution or replacement therefor;

(viii) unless the context indicates otherwise, reference to any Article or Section means such Article or Section hereof;

(ix) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(x) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”; and

(xi) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

(b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(c) No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

ARTICLE II

NATURE AND SCOPE OF GUARANTY

Section 2.1. Guaranty.

(a) Subject to Section 2.1(d) below, the Guarantors, jointly and severally, unconditionally and irrevocably guarantee the full and prompt (i) payment in full when due, whether by acceleration or otherwise, and at all times thereafter, of any and all Guaranteed Obligations, including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §§362(a), and the operations of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §§502(b) and §§506(b), except, in the case of any Guarantor, as such sections are applicable in connection with a bankruptcy proceeding initiated by or against such Guarantor and (ii) performance in full of all obligations of the Company under the Note Purchase Agreement and the other Operative Documents.

(b) Each Guarantor agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by the Purchasers, any other holder of Notes or any other Person to any security held for payment of any of the Guaranteed Obligations or to any balance of any account or credit on the books of the Purchasers, any other holder of Notes or any other Person in favor of the Company or any other Person. The guaranty provided for herein shall be a continuing guaranty and shall remain in full force and effect until payment in full of all Guaranteed Obligations.

(c) Each Guarantor further agrees, in furtherance of the foregoing and not in limitation of any other right which the Purchasers, any other holder of Notes or any other Person may have at law or in equity against such Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether by required prepayment, acceleration or otherwise (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §§362(a), except as such section is applicable in connection with a bankruptcy proceeding initiated by or against such Guarantor), such Guarantor will forthwith pay, or cause to be paid, to the holders of Notes an amount in the aggregate equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations then due as aforesaid, (ii) accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such Guaranteed Obligations) and (iii) all other Guaranteed Obligations then due as aforesaid.

(d) Anything herein or in the Note Purchase Agreement or the Notes to the contrary notwithstanding, the liability of each Guarantor under this Guaranty shall not, in any event, exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors and fraudulent conveyance.

Section 2.2. Guaranteed Obligations Not Reduced by Offset.

None of the Guaranteed Obligations nor any of the liabilities and obligations of the Guarantors to the holders of Notes hereunder shall be reduced, discharged, terminated or released because or by reason of any existing or future offset, claim or defense of the Company, any Guarantor or any other Person against the holders of Notes (or any of them) or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise. Without limiting the foregoing or the Guarantors’ liability hereunder, to the extent that the holders of Notes do not receive payments or benefits on the Notes in the amounts and at the times required or provided by the Operative Documents or Legal Requirements, the Guarantors, jointly and severally, shall be absolutely liable to make such payments to (and confer such benefits on) the holders of Notes, on a timely basis.

Section 2.3. Irrevocability of Guaranty.

This Guaranty is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. This Guaranty may not be revoked by any Guarantor or the Company.

Section 2.4. Payment by the Guarantors.

If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, the Guarantors shall, immediately upon demand by the Purchasers or any holder of Notes, whether individually or collectively, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, jointly and severally pay the amount due on the Guaranteed Obligations to the holders of Notes. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand(s) shall be deemed made, given and received in accordance with Section 7.2 hereof.

Section 2.5. Payment of Expenses.

In the event any Guarantor should breach or fail to timely perform any provisions of this Guaranty, the Guarantors shall, immediately upon demand by the holders of Notes, jointly and severally pay all costs and expenses (including court costs and reasonable attorneys’ fees)incurred by the holders of Notes (or any of them) in the enforcement hereof or the preservation of such holders’ rights hereunder. The covenant contained in this Section 2.5 shall survive the payment of the Guaranteed Obligations.

Section 2.6. No Duty to Pursue Others.

(a) It shall not be necessary for the holders of Notes (and each Guarantor hereby waives any rights which such Guarantor may have to require the holders of Notes), in order to enforce payment by such Guarantor hereunder, first to (i) institute suit or exhaust their remedies against the Company, any other Guarantor or any other Person, (ii) enforce such holders’ rights against any security which shall ever have been given to secure the Guaranteed Obligations, (iii) enforce such holders’ rights against any other Guarantors, (iv) join the Company, any other Guarantor or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to the holders of Notes against any security which shall ever have been given to secure the Guaranteed Obligations or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations.

(b) The holders of Notes shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

(c) Each Guarantor expressly waives each and every right to which it may be entitled by virtue of any suretyship law, including any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Civil Practice and Remedies Code of Texas, and Chapter 34 of the Texas Business and Commerce Code.

Section 2.7. Complete Waiver of Subrogation.

(a) Subject to the provisions of the Subrogation and Contribution Agreement, notwithstanding any payment or payments made hereunder or any set-off or application by any holder of Notes of any security or of any credits or claims, no Guarantor will assert or exercise any rights of any holder of Notes or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to any holder of Notes hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and no Guarantor shall have any right of recourse to or any claim against assets or property of the Company, whether or not the obligations of the Company have been satisfied.

(b) Subject to the provisions of the Subrogation and Contribution Agreement, each Guarantor hereby expressly waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Company or any other Guarantor that arises under this Guaranty or any Operative Document or from the performance by any Guarantor of the guaranty hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any holder of Notes against the Company or any Guarantor, or any security that any holder of Notes now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

(c) Subject to the provisions of the Subrogation and Contribution Agreement, each Guarantor agrees not to seek contribution or indemnity or other recourse from any other

Guarantor or other Person. If any amount shall nevertheless be paid to any Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the holders of Notes and shall forthwith be paid to the holders of Notes to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

Section 2.8. Waiver of Notices, etc.

The Guarantors consent and agree to the provisions of the Operative Documents and hereby waive notice of (a) any loans made by the Purchasers or any other holder of Notes to the Company, (b) acceptance of this Guaranty, (c) any amendment or extension of the Notes or the other Operative Documents or of any other instrument or document pertaining to all or any part of the Guaranteed Obligations, (d) the execution and delivery by the Company and any holder of Notes of any other agreement or of the Company’s execution and delivery of any promissory notes or other documents in connection therewith, (e) the occurrence of any breach by the Company or of any Event of Default, (f) any transfer or disposition by a holder of Notes of the Guaranteed Obligations or any part thereof, (g) any sale or foreclosure (or posting or advertising for sale or foreclosure) of the collateral, if any shall at any time exist, for the Guaranteed Obligations, (h) protest, presentment, demand for payment and proof of nonpayment, (i) notice of dishonor or nonpayment, notice of intent to accelerate, notice of acceleration, notice of default by the Company or any other Person and all other notices whatsoever, (j) any requirement that any Person proceed against the Company or any security for, or any other Person primarily or secondarily obligated with respect to, any of the Guaranteed Obligations, or exercise any other right or remedy against the Company or any other Person, (k) any right to require marshaling of assets and liabilities, (1) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any thereof, or any obligation hereunder, or any guarantee of the foregoing and (m) any other action at any time taken or omitted by or on behalf of the Purchasers or any other holder of Notes pursuant to or in connection with the Note Purchase Agreement or the Notes.

Section 2.9. Effect of Bankruptcy, Other Matters.

If, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason, (a) any holder of Notes must rescind, return or restore any payment, or any part thereof, received by or for the benefit of such holder of Notes in satisfaction (in whole or in part) of the Guaranteed Obligations, as set forth herein, then (i) any prior release or discharge from the terms of this Guaranty given to the Guarantors (or any of them) by the holders of Notes shall be without effect notwithstanding such payment or the application thereof and (ii) this Guaranty shall remain in full force and effect or shall be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such payment had not been made, (b) the Company shall cease to be liable to the holders of Notes for any of the Guaranteed Obligations (other than by reason of the indefeasible payment in full thereof by the Company), then the obligations of the Guarantors under this Guaranty shall remain in full force and effect. It is the intention of the Purchasers, the other holders of Notes and the Guarantors that the Guarantors’ obligations hereunder shall not be discharged except by the Guarantors’ performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of the Purchasers, the other holders of Notes and the Guarantors that the filing of any bankruptcy or similar proceeding by or against the Company, any Guarantor or any other Person obligated on any portion of the Guaranteed Obligations shall not affect the obligations of the Guarantors or the remaining Guarantors, as the case may be, under this Guaranty or the rights of the holders of Notes under this Guaranty, including the right or ability of the holders of Notes, whether individually or collectively, to pursue or institute suit against the Guarantors (or any of them) for the entire Guaranteed Obligations.

ARTICLE III

ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING THE GUARANTORS’ OBLIGATIONS

(a) The obligations of each Guarantor hereunder are absolute and unconditional.

(b) Each Guarantor agrees that such Guarantor’s obligations under this Guaranty shall not be released, terminated, discharged, diminished, impaired, reduced, suspended or otherwise affected by, and otherwise shall remain in full force and effect regardless of, any of the following:

(1) any renewal, extension, increase, modification, alteration, expiration, cancellation, waiver or rearrangement of all or any part of the Guaranteed Obligations, or of any of the Operative Documents or any other agreement or other document, instrument, contract or understanding pertaining to the Guaranteed Obligations;

(2) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Purchasers or any other holder of Notes to the Company or any Guarantor;

(3) the insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution or lack of power of the Company, any Guarantor or any other Person at any time primarily or secondarily liable for the payment of all or part of the Guaranteed Obligations;

(4) any dissolution or reorganization of the Company or any Guarantor, or any sale, lease or transfer of any or all of the assets of the Company or any Guarantor, or any changes in name, business, location, composition, structure, management, ownership or control (whether by accession, secession, cessation, dissolution or transfer of assets) of the Company or any Guarantor;

(5) the irregularity, invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any Operative Document for any reason whatsoever, including the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the Persons executing the Notes or other Operative Documents acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Company, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any Operative Document) is illegal, uncollectible or unenforceable or (vii) the Operative Documents or any other documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(6) any full or partial compromise, settlement or release of the liability of the Company on the Guaranteed Obligations or any part thereof, or of any Guarantor or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that (i) such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person and (ii) such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to pay or perform the Guaranteed Obligations or that the Purchasers or any other holder of Notes will look to any other Person to perform the Guaranteed Obligations;

(7) the taking or accepting of any security, collateral or other guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(8) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(9) the failure of any holder of Notes or any other Person to exercise diligence or reasonable care or to act, fail to act or comply with any duty in the administration, preservation, protection, enforcement, sale, application, disposal or other handling or treatment of all or any part of the Guaranteed Obligations or any collateral, property or security at any time securing any portion thereof, including the failure to conduct any foreclosure or other remedy fairly or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act;

(10) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by the Guarantors that the Guarantors are not entering into this Guaranty in reliance on, or in contemplation of the existence, benefits, validity, enforceability, collectibility or value of, any collateral for the Guaranteed Obligations;

(11) the reorganization, merger or consolidation of the Company or any Guarantor into or with any other Person, or the reorganization or cessation of existence of the Company, any Guarantor or any other Person;

(12) any payment by the Company to any holder of Notes is held to constitute a preference under bankruptcy laws, or for any reason any holder of Notes is required to refund such payment or pay such amount to the Company or any other Person;

(13) any assignment or other transfer by any holder of Notes of any part of the Guaranteed Obligations or any collateral, property or security at any time securing any portion thereof, and, in the event of such assignment or transfer of the Guaranteed Obligations, then all indebtedness owed by the Company to an assignee or transferee of such holder of Notes shall be part of the Guaranteed Obligations;

(14) any default, misrepresentation, negligence, misconduct, delay, omission or other action or inaction of any kind by (i) the Company, (ii) any holder of Notes, (iii) any Guarantor or (iv) any Affiliate, employee, officer, director or agent of the Company or any Guarantor, whether under or in connection with this Guaranty or any of the Operative Documents;

(15) any dispute, set-off, counterclaim or other defense or right such Guarantor, the Company or any other Person may have at any time against the holders of Notes (or any of them) or any other Person;

(16) any change in the relationship between the Company and such Guarantor or in the relationship between the Company and any other Person;

(17) any present or future Legal Requirement (whether in right or in fact the holders of Notes shall have consented thereto) purporting to reduce, amend, restructure or otherwise affect any of the Guaranteed Obligations or to vary the terms of payment thereof;

(18) any action by the Company or any other Person as contemplated by this Guaranty or by any Operative Document and any other action taken or omitted to be taken with respect to the Operative Documents, the Guaranteed Obligations, or any security and collateral therefor, whether or not such action or omission prejudices the Company or any Guarantor or increases the likelihood or risk that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof;

(19) any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantors (or any of them), including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty and failure to satisfy any Legal Requirement; and

(20) any other cause or circumstance, whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing;

it being the unambiguous and unequivocal intention of the Guarantors that the Guarantors shall be obligated, jointly and severally, to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations.

(c) Each Guarantor hereby (i) consents and agrees to each of the circumstances, events, actions or omissions described or referred to in the foregoing paragraph (a) and (ii) waives any common law, equitable, statutory or other rights (including any right to notice) which such Guarantor might otherwise have as a result of or in connection with any of the occurrence or happening of any of such circumstances, events, actions or omissions.

ARTICLE IV

ADDITIONAL CONSENTS AND AGREEMENTS OF THE GUARANTORS

REGARDING THE GUARANTEED OBLIGATIONS

The Guarantors consent and agree that the holders of Notes (or any of them) may, from time to time, in their (or its) sole discretion and without notice to the Company or the Guarantors (or any of them), take any or all of the following actions:

(a) retain or obtain the primary or secondary obligation of any Person or Persons, in addition to the Guarantors, with respect to any or all of the Guaranteed Obligations;

(b) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Obligations or any security or guaranty therefor or any liability incurred directly or indirectly in respect thereof;

(c) release, settle or compromise (i) any of the Guaranteed Obligations, (ii) any security or guaranty for all or part of the Guaranteed Obligations (including the guaranty provided for herein) or any liability (including any of those hereunder) of any nature of any Person with respect to any of the Guaranteed Obligations;

(d) exercise or refrain from exercising any rights against the Company or any other Person or otherwise act or refrain from acting;

(e) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order (i) any property by whomsoever at any time pledged or mortgaged to secure, or however securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred, or guarantees made, directly or indirectly in respect thereof or hereof and/or (ii) any offset against such property;

(f) apply any sums by whomsoever paid or howsoever realized to any obligations (including the Guaranteed Obligations) of the Company to the holders of Notes (or any of them) regardless of what obligations of the Company (including the Guaranteed Obligations) remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, any of the Operative Documents, or otherwise amend, modify or supplement any of the Operative Documents;

(h) resort to the Guarantors (or any of them) for payment of any of the Guaranteed Obligations, whether or not the holders of Notes (or any of them) shall have proceeded against any other Person primarily or secondarily obligated with respect to any of the Guaranteed Obligations or against any security for any of the Guaranteed Obligations;

(i) act or fail to act in any manner referred to in this Guaranty or any of the Operative Documents which may deprive the Guarantors (or any of them) of any right to subrogation against the Company to recover the full indemnity for any payments made pursuant to the guaranty provided herein;

(j) acquire, protect, perfect or maintain perfection of any Lien in any collateral intended to secure any part of the Guaranteed Obligations;

(k) fail to notify, or timely notify, the Guarantors (or any of them) of any default, event of default or similar event under any of the Operative Documents; and

(l) receive and/or apply any proceeds, credits or recoveries from any source, including any proceeds, credits or amounts realized from the exercise of any rights, remedies, powers or privileges under the Operative Documents, by law or otherwise.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants to the Purchasers and all other holders of Notes that:

Section 5.1. Benefit

Such Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and guaranteeing the Guaranteed Obligations pursuant hereto.

Section 5.2. Familiarity and Reliance

(a) Such Guarantor has received true and accurate copies of, and is familiar with, the Operative Documents. Such Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Company and is aware that no collateral will secure the payment of the Guaranteed Obligations; however, such Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty.

(b) Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. Such Guarantor understands that neither the Purchasers nor any other holder of Notes will have any duty or responsibility to provide such Guarantor any credit or other information concerning the affairs, financial condition or business of the Company which may come into their possession.

Section 5.3. No Representation by the Purchasers

Neither the Purchasers nor any other Person has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty.

Section 5.4. The Guarantor’s Financial Condition

As of the date hereof, and after the consummation of the transactions described in the Operative Documents, such Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts.

Section 5.5. Directors’ Determination of Benefit

The Board of Directors of such Guarantor or the general partner of such Guarantor, as the case may be, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid unanimous consent, has determined that this Guaranty directly or indirectly benefits such Guarantor and is in the best interests of such Guarantor.

Section 5.6. Legality

The execution, delivery and performance by such Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate or partnership action on the part of such Guarantor. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights.

Section 5.7. Organization and Good Standing.

Each Guarantor:

(a) is, and will continue to be, a corporation, a limited partnership, a limited liability company or a private limited company, as the case may be, duly organized and validly existing in good standing under the laws of the jurisdiction shown after its name in the introduction to this Guaranty;

(b) is duly qualified or registered and is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which the nature of such qualification or registration is necessary and in which the failure to so qualify or register could reasonably be expected to have a Material Adverse Effect; and

(c) possesses all requisite authority, power and licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, necessary to own its assets, to conduct its business and to execute and deliver and comply with the terms of this Guaranty.

Section 5.8. Confirmation of Representations in Note Purchase Agreement

All of the representations made by the Company with respect to such Guarantor in Article 5 of the Note Purchase Agreement are true and correct.

Section 5.9. Survival

All representations and warranties made by the Guarantors herein, including the representations made pursuant to Section 5.8, shall survive the execution and delivery hereof.

ARTICLE VI

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 6.1. Subordination of All Guarantor Claims

As used herein, the term “Guarantor Claims” shall mean all debts, liabilities and claims of the Company to one or more of the Guarantors or of any Guarantor to one or more other Guarantors, in each case whether such debts, liabilities and claims now exist or are hereafter incurred or arise, or whether the obligations of the Company or such Guarantor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts, liabilities or claims be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts, liabilities or claims may, at their inception, have been, or may hereafter be created, and irrespective of the manner in which they have been or may hereafter be acquired. Until the Guaranteed Obligations shall be paid and satisfied in full and the Guarantors shall have performed all of their obligations hereunder, no Guarantor shall demand, receive or collect, directly or indirectly, from the Company or any other Person (including another Guarantor) any amount upon the Guarantor Claims; provided, however, that, prior to the occurrence of an Event of Default, the Company and each Guarantor may, in the ordinary course of business, repay loans which the Company or such Guarantor has received from any other Guarantor in accordance with the Note Purchase Agreement.

Section 6.2. Claims in Bankruptcy

In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Company or any Guarantor as debtor, each holder of Notes shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable to such holder of Notes upon Guarantor Claims. The Guarantors hereby assign such dividends and payments to the holders of Notes.

Section 6.3. Payments Held in Trust

In the event that, notwithstanding Sections 6.1 and 6.2 above, any Guarantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, such Guarantor agrees (i) to hold in trust for the holders of Notes, in kind, all funds, payments, claims or distributions so received, (ii) that such Guarantor shall have absolutely no dominion over such funds, payments, claims or distributions so received except to pay them promptly to the holders of Notes and (iii) promptly to pay the same to the holders of Notes.

Section 6.4. Liens Subordinate

Each Guarantor agrees that any Liens upon the Company’s assets or upon assets of any Guarantor securing payment of the Guarantor Claims shall be and remain inferior and subordinate to the Liens, if any, upon the Company’s assets or such Guarantor’s assets securing payment of the Guaranteed Obligations, regardless of whether such Liens in favor of the Guarantors or the holders of Notes presently exist or are hereafter created or attached. Without the prior written consent of the holders of Notes, no Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Company or any other Guarantor or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Liens upon the assets of the Company or any other Guarantor held by, or for the benefit of, such Guarantor.

Section 6.5. Notation of Records

All promissory notes, accounts receivable ledgers or other evidences of the Guarantor Claims accepted by or held by, or for the benefit of, any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Waiver and Amendment

(a) No failure to exercise, and no delay in exercising, on the part of any holder of Notes, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the holders of Notes hereunder shall be in addition to all other rights provided by law or by the Operative Documents. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

(b) This Guaranty may be changed, amended, waived or terminated only by an instrument in writing executed by the Company, the Guarantors and the holders of Notes.

Section 7.2. Notices

(a) All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Company, addressed to it at 1600 West 7th Street, Fort Worth, Texas 76102-2599, Attention: President, or at such other address as the Company shall have specified to each holder of Notes in writing, (ii) if to any Guarantor, addressed to it in care of the Company at the address specified above or at such other address as such Guarantor shall have specified to each holder of Notes in writing, (iii) if to the Purchasers, addressed to it at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Purchaser shall have specified to the Guarantors in writing and (iv) if to any other holder of Notes, addressed to such other holder at such address as such other holder shall have specified to the Guarantors in writing or, if such other holder shall not have so specified an address to the Guarantors, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Guarantors; provided, however, that any such communication to the Guarantors may also, at the option of the holders of Notes, be delivered by any other means either to the Guarantors in care of the Company at its address specified above or to any Responsible Officer.

(b) Any party may change its address for purposes of this Guaranty by giving notice of such change to the other party pursuant to this Section 7.2.

Section 7.3. Governing Law

THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES AND THE HOLDERS OF NOTES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

Section 7.4. Invalid Provisions

If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 7.5. Entirety

This Guaranty embodies the entire agreement between the parties and the holders of Notes relating to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

Section 7.6. Reproduction of Documents

This Guaranty, the Operative Documents and all documents relating hereto and thereto, including (a) consents, waivers and notifications which may hereafter be executed, (b) documents received by any holder of Notes at the Closing and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder or any Guarantor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Company and each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 7.7. Submission to Jurisdiction

EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR UNDER ANY OPERATIVE DOCUMENT OR (B) ARISING FROM OR RELATING TO ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OPERATIVE DOCUMENTS, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 7.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. EACH SUCH SERVICE IS HEREBY ACKNOWLEDGED BY EACH GUARANTOR TO BE SUFFICIENT, EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY ANY GUARANTOR REFUSES TO ACCEPT SERVICE, SUCH GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM OR VENUE TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 7.7 SHALL AFFECT THE RIGHT OF ANY HOLDER OF NOTES OR THE RIGHT OF ANY OTHER PERSON TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, OR THE RIGHT OF ANY HOLDER OR THE RIGHT OF ANY OTHER PERSON TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR OR THE PROPERTY OF ANY GUARANTOR IN THE COURTS OF ANY OTHER APPROPRIATE JURISDICTION IF SUCH COURT CAN PROPERLY ASSERT JURISDICTION OVER THE SUBJECT MATTER OF SUCH ACTION OR PROCEEDING.

Section 7.8. Transfer of Guaranteed Obligations

The Purchasers and each other holder of Notes may, from time to time, without notice to the Guarantors (or any of them), assign or transfer all or a part of the Guaranteed Obligations or any interest therein, and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefit of this Guaranty to the same extent as if such assignee or transferee were the Purchasers or such other holder of Notes, as the case may be.

Section 7.9. Parties Bound; Assignment.

This Guaranty shall be binding upon the Guarantors, the Company and their respective successors, assigns and legal representatives and shall inure to the benefit of, and be enforceable by, the Purchasers, all other holders of Notes and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of the holders of Notes, assign any of its rights, powers, duties or obligations hereunder.

Section 7.10. Multiple Counterparts.

This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

Section 7.11. Rights and Remedies.

If any Guarantor becomes liable for any indebtedness owing by the Company to the holders of Notes, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of the holders of Notes hereunder shall be cumulative of any and all other rights such holders may ever have against such Guarantor. The exercise by any holder of Notes of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 7.12. Relation to Note Purchase Agreement

This Guaranty has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in, the Note Purchase Agreement, and is the Guaranty referred to therein.

Section 7.13. Payments

All payments payable or to be payable pursuant to this Guaranty shall be payable in immediately available funds and in such coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America and shall be made by electronic funds transfer to such bank and/or account in the continental United States for the account of the payee as from time to time the payee shall have directed to the payor in writing, or, if no such direction shall have been given by the Purchasers, in the manner and at the address set forth in Schedule A to the Note Purchase Agreement or, if no such direction shall have been given by any other holder of Notes, by check of the payor payable to the order of such holder and mailed to such holder in the manner and at the address set forth in Section 7.2 hereof.

Section 7.14. Interest

(a) Any amounts due under this Guaranty which are not paid when due shall bear interest until paid at the rate per annum equal to the Default Rate.

(b) The foregoing paragraph (a) is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, thereunder by any Guarantor to any holder of Notes for the use, forbearance or detention of money exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed by any Guarantor under such paragraph (a) shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid by such Guarantor which are for the use, forbearance or detention of money shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate.

(c) Anything in this Section 7.14 to the contrary notwithstanding, no Guarantor shall ever be required by this Section 7.14 to pay unearned interest or ever be required by this Section 7.14 to pay interest at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable by such Guarantor under this Section 7.14 would exceed the Highest Lawful Rate, or if any holder of Notes shall receive any unearned interest from such Guarantor under this Section 7.14 or shall receive monies from such Guarantor under this Section 7.14 that are deemed to constitute interest which would increase the effective rate of interest payable by such Guarantor under this Section 7.14 to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by such Guarantor under this Section 7.14 shall be reduced to the amount allowed under applicable law and (ii) any unearned interest paid by such Guarantor under this Section 7.14 or any interest paid by such Guarantor under this Section 7.14 in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of the Guaranteed Obligations with the excess thereof, if any, refunded to such Guarantor.

(d) It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any holder of Notes under this Section 7.14 which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to this Guaranty (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of this Guaranty all interest at any time contracted for, charged or received by such holder of Notes under this Section 7.14.

(e) If, at any time and from time to time, (i) the amount of interest payable under this Section 7.14 by any Guarantor to any holder of Notes on any date shall be computed at the Highest Lawful Rate and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such holder would be less than the Highest Lawful Rate, then the amount of interest payable by such Guarantor to such holder under this Section 7.14 in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable by such Guarantor to such holder shall equal the total amount of interest which would have been payable to such holder by such Guarantor if the total amount of interest had been computed without giving effect to this Section 7.14.

Section 7.15. Judgment Currency

(a) The obligation of each Guarantor hereunder to make payments to any holder of Notes in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, except to the extent that such tender or recovery results in the effective receipt by such holder of the full amount of U.S. Dollars expressed to be payable to such holder under this Guaranty. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. Dollars (such other currency being referred to in this Section 7.15 as the “Judgment Currency”) an amount due in U.S. Dollars, the conversion shall be made, at the Dollar Equivalent, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being referred to in this Section 7.15 as the “Judgment Currency Conversion Date”). For purposes of this Section 7.15, the term “Dollar Equivalent” shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted to such holder of Notes by a nationally recognized commercial bank or investment bank, which is not affiliated with such holder of Notes, at approximately 10:00 A.M. (New York City time) on the date of determination thereof specified herein.

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment by the relevant Guarantor of the amount due, such Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent for this Section 7.15, such amounts shall include any premium and costs payable in connection with the purchase of the U.S. Dollars.

Section 7.16. Performance of Covenants, etc

Each Guarantor agrees, as an independent undertaking with the Purchasers and the other holders of Notes, to perform the covenants applicable to it contained in Article 9 and Article 10 of the Note Purchase Agreement. Neither the Company nor any Guarantor shall undertake any course of action inconsistent with the provisions or intent of this Guaranty or any of the Operative Documents. The Company and each Guarantor will promptly do all acts and things and take all such measures as may be necessary or appropriate, or as the Required Holders may reasonably request, to comply as soon as practicable with the terms, conditions and provisions of this Guaranty.

[Remainder of page intentionally left blank. Next page is signature page.]

EXECUTED as of the day and year first above written.

COMPANY

CASH AMERICA INTERNATIONAL, INC.

By	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President – Treasurer

GUARANTORS

CASH AMERICA NET HOLDINGS, LLC

By	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President – Treasurer

CASH AMERICA, INC. OF COLORADO

By	/s/ David J. Clay
Name:	David J. Clay
Title:	Vice President of Fin.

[signatures continued on following page]

[Signature Page to Joint and Several Guaranty]

BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FINANCIAL SERVICES, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ALASKA
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA, INC. OF NEVADA
CASH AMERICA, INC. OF NORTH CAROLINA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF TENNESSEE
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA MANAGEMENT L.P.,
by its general partner, CASH AMERICA HOLDING, INC.
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA PAWN L.P.,
by its general partner, CASH AMERICA HOLDING, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC.
EXPRESS CASH INTERNATIONAL CORPORATION
FLORIDA CASH AMERICA, INC.
GEORGIA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
MR. PAYROLL CORPORATION
RATI HOLDING, INC.
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.

By	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President – Treasurer

[Signature Page to Joint and Several Guaranty]

CASH AMERICA NET OF ALABAMA, LLC
CASH AMERICA NET OF ALASKA, LLC
CASH AMERICA NET OF ARIZONA, LLC
CASH AMERICA NET OF CALIFORNIA, LLC
CASH AMERICA NET OF COLORADO, LLC
CASH AMERICA NET OF DELAWARE, LLC
CASH AMERICA NET OF FLORIDA, LLC
CASH AMERICA NET OF HAWAII, LLC
CASH AMERICA NET OF IDAHO, LLC
CASH AMERICA NET OF ILLINOIS, LLC
CASH AMERICA NET OF INDIANA, LLC
CASH AMERICA NET OF IOWA, LLC
CASH AMERICA NET OF KANSAS, LLC
CASH AMERICA NET OF LOUISIANA, LLC
CASH AMERICA NET OF MICHIGAN, LLC
CASH AMERICA NET OF MINNESOTA, LLC
CASH AMERICA NET OF MISSOURI, LLC
CASH AMERICA NET OF MONTANA, LLC
CASH AMERICA NET OF NEBRASKA, LLC
CASH AMERICA NET OF NEVADA, LLC
CASH AMERICA NET OF NEW HAMPSHIRE, LLC
CASH AMERICA NET OF NEW MEXICO, LLC
CASH AMERICA NET OF NORTH DAKOTA, LLC
CASH AMERICA NET OF OHIO, LLC
CASH AMERICA NET OF OKLAHOMA, LLC
CASH AMERICA NET OF OREGON, LLC
CASH AMERICA NET OF PA, LLC
CASH AMERICA NET OF PENNSYLVANIA, LLC
CASH AMERICA NET OF RHODE ISLAND, LLC
CASH AMERICA NET OF SOUTH DAKOTA, LLC
CASH AMERICA NET OF TEXAS, LLC
CASH AMERICA NET OF UTAH, LLC
CASH AMERICA NET OF VIRGINIA, LLC,
CASH AMERICA NET OF WASHINGTON, LLC
CASH AMERICA NET OF WISCONSIN, LLC
CASH AMERICA NET OF WYOMING, LLC
CASHNETUSA CO, LLC
CASHNETUSA OR, LLC
THE CHECK GIANT NM, LLC,
by their Manager, CASH AMERICA NET HOLDINGS, LLC

By	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President – Treasurer

[Signature Page to Joint and Several Guaranty]